Exhibit 10.3

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Jeffrey Speed.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.             Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.             Section 4(c)(v) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.             Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.             This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.             Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

/s/ Jeffrey Speed
Jeffrey Speed

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:	/s/ Mark Shapiro
Name: Mark Shapiro
Title: President and Chief Executive Officer

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.